Exhibit 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use in this
     Registration Statement on Form S-4 (File No. 333-94991) of our reports dated August 13, 1999 included or incorporated by reference in Delta Air Lines, Inc.'s Annual Report on Form 10-K for the year ending June 30, 1999 and to all references to our firm included in this Registration Statement.

/s/ Arthur Andersen LLP

Atlanta, Georgia
January 28, 2000